UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 18, 2011

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2156 NE Broadway Portland, Oregon	97232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-436-6996

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01    Entry Into a Material Definitive Agreement.

On August 18, 2011, Nyxio Technologies Corporation (the “Company”), entered into a Technology License and Services Agreement (the “Agreement”) with BlueStack Systems, Inc. (“BlueStack”) wherein BlueStack grants to the Company a non-exclusive, non-transferable, worldwide and royalty bearing license to use, reproduce, have reproduced, perform, display and distribute certain BlueStack computer software programs for use with or incorporation into the Company’s products.  In addition, pursuant to the terms of the Agreement, BlueStack grants to the Company a royalty-free, non-exclusive, non-transferable license to use certain BlueStack trademarks in connection with the Company’s marketing activities related to the BlueStack software, subject to BlueStack’s usage policies and as agreed to by BlueStack.  The Agreement also sets forth certain professional non-recurring engineering services, including onsite assistance, consultation and training, that BlueStack will be obligated to provide to the Company in connection with the installation and use of the licensed software.  Further, in accordance with the Agreement, BlueStack will provide the Company with technical support regarding the licensed software, and the Company shall be entitled to receive updates for any licensed software programs.

In accordance with the terms of the Agreement, the Company is expected to ship a certain number of units of the Company’s products with BlueStack’s licensed software at a per unit license fee.  Such license fees are non-cancelable and non-refundable. The term of the Agreement is for a period of one (1) year from August 18, 2011, and shall automatically renew for an additional one (1) year period unless earlier terminated by the parties.  Either party may terminate the Agreement upon thirty (30) days written notice to the other party if the other party is in material breach of the Agreement and such material breach is not cured within such period.  In addition, either party may terminate the Agreement for convenience at any time upon providing ninety (90) days prior written notice to the other party.

The foregoing description of the terms and conditions of the Agreement that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Technology License and Services Agreement by and between Nyxio Technologies Corporation and BlueStack Systems, Inc., dated August 18, 2011.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION

Date: August 31, 2011	By:	/s/ Mirjam Metcalf
Mirjam Metcalf
Chief Financial Officer